EXHIBIT 99.1

Global Aircraft Solutions, Inc. Announces $12,000,000 Debt Facility



TUCSON, Ariz.--December 13, 2005--Global Aircraft Solutions, Inc. (OTC BB: GACF) today announced that it has successfully negotiated an increase of its credit facility from $2,500,000 to $12,000,000 with its existing bank. The bank is an affiliate of a diversified financial services corporation headquartered in Milwaukee, Wis., with $43.5 billion in assets. This credit facility bears an interest rate of 3.0% per annum in excess of the applicable LIBOR rate, secured by a first priority lien on the personal property of GACF and their subsidiaries Hamilton Aerospace and World Jet. The term of the Line of Credit expires on October 31, 2007 when the entire unpaid principal balance and accrued and unpaid interest is due and payable.

The new $12,000,000 line of credit consists of two components: a $5,000,000 operating line of credit and a $7,000,000 line of credit for use in support of GACF's aircraft trading activities.

Also, Global's wholly owned subsidiary, Hamilton Aerospace Technologies, is proud to announce that it has been awarded, for the third consecutive year, the Federal Aviation Administration (FAA) "Diamond Award" for maintenance training. The Diamond Award is the FAA's highest maintenance honor, designed to encourage aviation maintenance technicians and their employers to participate in initial and recurrent training programs.

Ian Herman, Chairman and CEO of both Global Aircraft Solutions and Hamilton Aerospace, stated, "Although the $5,000,000 operating line of credit will provide working capital to help both of Global's wholly-owned subsidiaries, Hamilton Aerospace and World Jet, to achieve our revenue and earning growth goals, we anticipate that the new $7,000,000 aircraft trading line of credit will have an even more significant positive impact on both our top and bottom line results. In past aircraft trading deals we often had to act as an agent utilizing capital provided by our customers. This generally limited our gross margins to 3% to 5% of the value of the transaction. Our new aircraft trading line of credit will allow GACF to act as the principal in our aircraft trading transactions, which will enable Global to garner margins generally closer to the 20% to 30% range on these quick turning transactions."

About Global Aircraft Solutions

Global Aircraft Solutions provides parts support and maintenance, repair and overhaul (MRO) services for large passenger jet aircraft to scheduled and charter airlines and aviation leasing companies. Hamilton Aerospace and World Jet, both divisions of Global Aircraft Solutions, operate from adjacent facilities comprising about 35 acres located at Tucson International Airport. These facilities include hangars, workshops, warehouses, offices and other buildings. Notable customers include debis AirFinance, BCI Aircraft Leasing, Q Aviation, Falcon Air Express, Jetran International, Goodrich Corporation, AAR, National Jet Systems, Pemco, San Antonio Aerospace, Pegasus Aviation, Shaheen Airlines, Iraqi Airways, and Aero California.

Global's website is located at www.globalaircraftsolutions.com. The Hamilton Aerospace website is located at www.hamaerotech.com.

Except for the historical information presented, the above statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 or regulations thereunder. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. These risks include the economic health of the airline industry, demand for Global Aircraft Solutions' services, competitive pricing pressures, and the failure of new customers to perform on specific aircraft trading transactions. In addition, other risks are detailed in Global's Form 10-KSB filed on November 14, 2005. These statements speak only as of above date, and Global disclaims any intent or obligation to update them.

Contact:
     Global Aircraft Solutions
     Ian Herman, (520) 275-6059
     iherman@hamaerotech.com
     -----------------------

              Or

     Alliance Advisors, LLC
     Alan Sheinwald, 914-244-0062
     asheinwald@allianceadvisors.net
     -------------------------------